INFINITY PROPERTY AND CASUALTY CORPORATION

Employee Stock Purchase Plan

1.    PURPOSE

        The purpose of the Infinity Property and Casualty Corporation Employee Stock Purchase Plan (the “Plan”) is to enable employees of Infinity Property and Casualty Corporation (the “Company”) and its Subsidiaries (as defined in Section 3) to acquire or increase ownership interests in the Company on a basis that will encourage them to perform at increasing levels of effectiveness and use their best efforts to promote the growth and profitability of the Company and its Subsidiaries. This is to be done by providing employees a continued opportunity to purchase shares of the Company’s Common Stock, no par value (“Shares”), from the Company through periodic offerings commencing October, 2003 or as soon as practicable thereafter (the “Effective Date”). The Company intends that the purchase rights granted under the Plan be considered options issued under an Employee Stock Purchase Plan as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of the Code.

2.    NUMBER OF SHARES; ADMINISTRATION

         (a)    The maximum number of Shares which may be issued under this Plan shall not exceed 1,000,000, subject to the provisions that follow. If the Company shall at any time change the number of issued Shares without new consideration to the Company by stock dividend, split, combination, recapitalization, reorganization, exchange of shares, liquidation or other change in corporate structure affecting the Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted.

         (b)    The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee shall be comprised of three or more directors, each of whom shall be a “Non-Employee Director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the “Act”) and an “outside director” as that term is used under Section 162(m) of the Code, as such Rule and Section may be amended, superseded or interpreted hereafter.

         (c)    For purposes of administration of the Plan, a majority of the members of the Committee (but not less than two) eligible to serve as such shall constitute a quorum, and any action taken by a majority of such members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of such members of the Committee, shall be the acts of the Committee.

         (d)    Subject to the express provisions of the Plan, the Committee shall have full discretionary authority to interpret the Plan, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan under Section 423 of the Code. All determinations, interpretations and constructions made by the Committee pursuant to this Section shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted hereunder.

         (e)    The Committee will engage a bank trust department or other financial institution as Agent (the “Agent”) to perform custodial and record-keeping functions for the Plan, such as holding record title to the participating employees’ Share certificates, maintaining an individual investment account for each such employee and providing periodic account status reports to such employees. The Agent will make purchases of stock and determine the price, timing and other factors of purchase.

         (f)    The Committee shall have full discretionary authority to delegate ministerial functions to management of the Company.

3.     ELIGIBLE EMPLOYEES

        All employees of the Company, and of such of its Subsidiaries as may be designated for such purpose from time to time by the Committee, shall be eligible to participate in the Plan, provided each of such employees:

         (a)    has been employed by the Company or any of its Subsidiaries for at least three months,

         (b)    is employed a minimum of 30 hours per week on a year-round basis, and

         (c)    does not own, immediately after the right to purchase Shares under the Plan is granted, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary. In determining stock ownership for purposes of the preceding sentence, the rules of section 424(d) of the Code shall apply in determining stock ownership of the employee and stock which the employee may purchase under outstanding options hereunder shall be treated as stock owned by the employee.

        The term “Subsidiary” as used in the Plan shall have that meaning set forth in Section 424(a) of the Code and mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and such term shall also include any corporation (other than the Company) in any unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

        For purposes of this Section, “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the Treasury Regulations (or any successor regulations). Employees eligible to participate in the Plan pursuant to the provisions of this Section are hereinafter referred to as “Eligible Employees.”

4.     ELECTION TO PARTICIPATE

        Each Eligible Employee may participate in the Plan by contacting the Agent either by phone or through a website established for enrollment. Eligible Employees who so elect to participate in the Plan are hereinafter referred to as “Participating Employees.” Payroll deductions may be in any amount, but not less than $10 per payroll period, specified by the Participating Employee up to 25% (or such lower percentage as may be specified by the Committee) of the Participating Employee’s annualized rate of base compensation (as defined by the Committee). All regular payroll deductions shall be credited to an account which the Company (or Subsidiary which employs the Participating Employee) shall establish for Participating Employees (the “Payroll Deduction Account”).

        All funds recorded in Payroll Deduction Accounts may be used by the Company and its Subsidiaries for any corporate purpose, subject to the right of a Participating Employee to withdraw at any time an amount equal to the balance accumulated in his or her Payroll Deduction Account as described in Section 7 below. Funds recorded in Payroll Deduction Accounts shall not be required to be segregated from any funds of the Company or any of its Subsidiaries.

5.    DEDUCTION CHANGES

        A Participating Employee may at any time increase or decrease his or her payroll deduction by giving instructions to the Agent in such manner and form as may be prescribed by the Agent and the Committee. The change shall not become effective sooner than the next pay period after receipt of the instructions by the Agent. A payroll deduction change (which shall include any increase or decrease) may not be made more than twice during any calendar year.

6.    LIMITATION ON PURCHASE OF SHARES

        As provided for in Section 423(b)(8) of the Code, no employee may be granted a right to purchase Shares under this Plan, and any other stock purchase plan of the Company and its Subsidiaries, at a rate which exceeds $25,000 worth of Shares (determined at the fair market value of Shares on the date such rights are granted, and which, with respect to the Plan, shall be deemed the date of purchase of the Shares) for each calendar year in which such rights are outstanding at any time.

        The foregoing limitation shall be interpreted by the Committee in accordance with applicable rules and regulations issued under the Code.

7.    WITHDRAWAL OF FUNDS

        A Participating Employee may at any time prior to a Purchase Date (defined in Section 8 below) and in such manner and form as may be prescribed by the Committee and the Agent, withdraw for any reason from participation in the Plan, in which case the entire balance accumulated in his or her Payroll Deduction Account shall be paid to him or her as soon as practicable thereafter; provided, however, that a Participating Employee who withdraws from participation in the Plan shall not be entitled to resume participation in the Plan during the remainder of the calendar year . Partial withdrawals will not be permitted.

8.    METHOD OF PURCHASE AND INVESTMENT ACCOUNTS

        The term “Payroll Deduction Period” shall mean a period of one, two or three calendar months, as determined by the Committee. The term “Purchase Date” as used in the Plan shall mean the last business day of each Payroll Deduction Period (or as soon as practicable thereafter) commencing after the Effective Date. Each Participating Employee having funds in his or her Payroll Deduction Account on a Purchase Date shall be deemed, without any further action, to have been granted on such Purchase Date, and to have exercised on such Purchase Date, the option to purchase from the Company the number of whole and fractional Shares which the funds in his or her Payroll Deduction Account would purchase at the Purchase Price (as hereinafter defined) on such Purchase Date, subject to the Share limitation in Section 2 and the restrictions set forth in Section 6. Such option will be deemed exercised if the Participating Employee does not withdraw such funds prior to the Purchase Date. All Shares so purchased (including fractional Shares) shall be credited to a separate Investment Account established by the Agent for each Participating Employee. The Agent shall hold in its name or the name of its nominee all certificates for Shares purchased until Shares are withdrawn by a Participating Employee pursuant to Section 10 below.

        All cash dividends paid with respect to the whole and fractional Share in a Participating Employee’s Investment Account shall, unless otherwise directed by the Committee, be credited to his or her Investment Account and used, to purchase additional Shares under the Plan on the next Purchase Date in the manner set forth in Section 9, subject to the restrictions set forth in Section 6. Shares so purchased shall be added to the Shares held for the Participating Employee in his or her Investment Account.

9.    PURCHASE PRICE

        The Purchase Price for each whole or fractional Share shall be 85% of the fair market value of such whole or fractional Share on the Purchase Date (as defined in Section 8 above), provided, however, that the purchase of any Shares attributable to cash dividends in a Participating Employee’s Investment Account shall be purchased on the open market, at prevailing market prices, unless otherwise determined by the Committee.

        Fair market value shall be the average of the high and low sales prices of such Shares on the Purchase Date on the Nasdaq National Market (or the principal market in which the Shares are traded, if the Shares are not listed on the Nasdaq National Market on such Date), or, if the Shares shall not have been traded on such Date, the mean of the high and low sales prices of such Shares on the next preceding day on which sales were made.

10.    WITHDRAWAL OF CERTIFICATES

        Subject to Sections 13 and 21 below, a Participating Employee shall have the right at any time to withdraw a certificate or certificates for all or a portion of the Shares credited to his or her Investment Account by contacting the Plan Agent, provided, however, that (a) no such request may be made more frequently than once per calendar quarter and (b) no Participating Employee shall be entitled to receive a certificate for any fractional Share. The Company will pay any stamp taxes imposed in connection with the issuance of any certificate under the Plan.

11.    REGISTRATION OF CERTIFICATES

        Each certificate withdrawn by a Participating Employee may be registered only in the name of the Participating Employee, or, if the Participating Employee so indicated on the Participating Employee’s Form, in the Participating Employee’s name jointly with a member of the Participating Employee’s family, with right of survivorship. A Participating Employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the Participating Employee’s name as tenant in common or as community property with a member of the Participating Employee’s family, without right of survivorship.

12.    VOTING

        The Agent shall vote all Shares held in an Investment Account in accordance with the Participating Employee’s instructions.

13.    LIMITATION ON PARTICIPATION

        Notwithstanding anything in the Plan to the contrary if any Participating Employee sells any Share purchased under the Plan (or withdraws any certificate representing such Share) during the first year following the date of purchase of such Share, such Participating Employee shall not be eligible to make further purchases under the Plan, or to have payroll deductions made for such purpose, for a period of one year after such sale (or for such shorter period, if any, as the Committee shall have established).

14.    RIGHTS ON RETIREMENT, DEATH OR OTHER TERMINATION OF EMPLOYMENT

        In the event of a Participating Employee’s retirement, death or other termination of employment, or in the event that a Participating Employee otherwise ceases to be an Eligible Employee, (a) no payroll deduction shall be taken from any pay due and owing to the Participating Employee thereafter (including payments representing severance), and the balance in the Participating Employee’s Payroll Deduction Account shall be paid to the Participating Employee or, in the event of the Participating Employee’s death, to his or her estate and (b) a certificate for the full Shares credited to the Participating Employee’s Investment Account will be forwarded to the Participating Employee (or, in the case of his or her death, such person’s estate) and any fractional Share interest held in such Investment Account will be disposed of and the proceeds, less any selling expenses, will be remitted to the Participating Employee (or, in the case of his or her death, such person’s estate).

15.    RIGHTS NOT TRANSFERABLE

        Rights under the Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution or pursuant to a transfer between spouses incident to a divorce and are exercisable during the employee’s lifetime only by the employee.

16.    NO RIGHT TO CONTINUED EMPLOYMENT

        Neither the Plan nor any right granted under the Plan shall confer upon any Participating Employee any right to continuance of employment with the Company or any Subsidiary, or interfere in any way with the right of the Company or Subsidiary to terminate the employment of such Participating Employee.

17.    APPLICATION OF FUNDS

        All funds received or held by the Company under this Plan may be used for any corporate purpose.

18.    ADJUSTMENT IN CASE OF CHANGES AFFECTING SHARES

        In the event of a subdivision of outstanding Shares, or the payment of a stock dividend, the Share limitation set forth in Section 2 shall be adjusted proportionately, and such other adjustments shall be made as may be deemed equitable by the Committee. In the event of any other change affecting Shares (including any event described in section 424(a) of the Code), such adjustment shall be made as may be deemed equitable by the Committee to give proper effect to such event, subject to the limitations of section 424(a) of the Code.

19.    AMENDMENT OF THE PLAN

        The Board of Directors may at any time, or from time to time, amend this Plan in any respect, however, except as provided in Section 18 relating to adjustments in case of changes affecting shares, or amendments solely to benefit the administration of the Plan, to take into account changes in legislation or to obtain or maintain favorable tax treatment of the Plan, no amendment shall be made unless approved by shareholders of the company to the extent shareholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, or other applicable laws or regulations.

20.    TERMINATION OF THE PLAN

        The Plan and all rights of employees under any offering hereunder shall terminate:

         (a)    on the date that Participating Employees become entitled to purchase a number of Shares greater than the number of Shares remaining available for purchase in accordance with Section 2, as adjusted by Section 18. If the number of Shares so purchasable is greater than the Shares remaining available, the available Shares shall be allocated by the Committee among such Participating Employees on a pro rata basis; or

         (b)    at any time at the discretion of the Board of Directors.

        Upon termination of this Plan (i) all amounts in the Payroll Deduction Accounts of Participating Employees shall be carried forward into the Participating Employee’s Payroll Deduction Account under a successor plan, if any, or promptly refunded, (ii) all certificates for the full Shares credited to a Participating Employee’s Investment Account shall be forwarded to him or her and (iii) any fractional Share interest held in a Participating Employee’s Investment Account shall be disposed of and the proceeds, less any selling expenses, shall be remitted to him or her. The Board of Directors shall have the right to suspend the Plan at any time.

21.    GOVERNMENTAL REGULATIONS

         (a)    Anything contained in the Plan to the contrary notwithstanding, the Company shall not be obligated to sell or deliver any Shares or certificates under the Plan unless and until the Company is satisfied that such sale or delivery complies with (i) all applicable requirements of the Nasdaq National Market (or the governing body of the principal market in which such Shares are traded, if such Shares are not then listed on that Exchange), (ii) all applicable provisions of the Securities Act of 1933 and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.

         (b)    The Company (or a Subsidiary) may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Shares. The obligation of the Company to deliver certificates under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

22.    SOURCE OF SHARES

        Except as otherwise set forth in Section 9 above, Shares to be purchased from the Company under the Plan shall be (a) previously acquired treasury Shares or (b) authorized but unissued Shares. Notwithstanding anything to the contrary in this Plan, if and to the extent authorized by the Committee, the Agent may make purchases of Shares on behalf of Participating Employees under the Plan through market transactions rather than purchases from the Company.

23.   REPURCHASE OF SHARES

        The Company shall not be required to repurchase from any Participating Employee any Shares which such Participating Employee acquires under the Plan.

24.    EFFECTIVE DATE OF PLAN

        The Plan shall become effective as determined by the Board of Directors, but no purchase rights granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board of Directors.